EXHIBIT 11


           CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                COMPUTATION OF PER SHARE EARNINGS
              (in thousands except per share data)

                                     Income from Continuing Operations
                              -----------------------------------------------
                              Three Months Ended      Nine Months Ended
                                 September 30,          September 30,
                              ------------------     ------------------
                                1998     1997           1998    1997
                              -------- --------       ----------------

Computation of Earnings Per
  Common Share
---------------------------
Reported Income               $  4,692 $  2,106      $ 16,509 $ 13,427
                              ======== ========      ======== ========

Average number of shares
  outstanding                   10,003    9,937         9,999    9,931
                              ======== ========      ======== ========

Earnings per common share     $   0.47 $   0.21      $   1.65 $   1.35
                              ======== ========      ======== ========


Computation of Diluted
  Earnings Per Common Share
---------------------------

Reported Income               $  4,692 $  2,106      $ 16,509 $ 13,427
                              ======== ========      ======== ========


Average number of shares
  outstanding                   10,003    9,937         9,999    9,931

Effect of nonvested
  stock awards                      28       37            36       30

Effect of unexercised
  stock options                      1       49             6       40
                              -------- --------      -------- --------
Average number of shares
  used to compute diluted
  earnings per share            10,032   10,023        10,041   10,001
                              ======== ========      ======== ========

Diluted earnings per
  common share                $   0.47 $   0.21      $   1.64 $   1.34
                              ======== ========      ======== ========




                                               E - 1
                                          Page 15 of 16
                                            EXHIBIT 11
                                            (continued)

                            CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                                 COMPUTATION OF PER SHARE EARNINGS
                                (in thousands except per share data)

                                                 Net Income
                              -----------------------------------------------
                              Three Months Ended      Nine Months Ended
                                 September 30,          September 30,
                              ------------------     -------------------
                                1998     1997           1998    1997
                              -------- --------      -------- --------

Computation of Earnings Per
  Common Share
---------------------------
Reported Income               $  4,692 $ 11,808      $ 16,509 $ 26,587
                              ======== ========      ======== ========

Average number of shares
  outstanding                   10,003    9,937         9,999    9,931
                              ======== ========      ======== ========

Earnings per common share     $   0.47 $   1.19      $   1.65 $   2.68
                              ======== ========      ======== ========


Computation of Diluted
  Earnings Per Common Share
---------------------------

Reported Income               $  4,692 $ 11,808      $ 16,509 $ 26,587
                              ======== ========      ======== ========


Average number of shares
  outstanding                   10,003    9,937         9,999    9,931

Effect of nonvested
  stock awards                      28       37            36       30

Effect of unexercised
  stock options                      1       49             6       40
                              -------- --------      -------- --------
Average number of shares
  used to compute diluted
  earnings per share            10,032   10,023        10,041   10,001
                              ======== ========      ======== ========

Diluted earnings per
  common share                $   0.47 $   1.18      $   1.64 $   2.66
                              ======== ========      ======== ========




                                              E - 2
                                          Page 16 of 16